Exhibit 99.1

Beneficient Appoints Peter T. Cangany Jr. as Chairman of the Board

DALLAS, December 17, 2025 (GLOBE NEWSWIRE) -- Beneficient (NASDAQ: BENF) (“Ben” or the “Company”), a technology-enabled platform providing exit opportunities and primary capital solutions and related trust and custody services to holders of alternative assets, today announced that its Board of Directors (the “Board”) has appointed Peter T. Cangany Jr. as Chairman of the Board, effective December 15, 2025.

Mr. Cangany has served as a director of Beneficient and as Chairman of its independent Audit Committee since 2019. He brings decades of leadership experience in financial reporting, accounting, and corporate governance within the financial services industry.

Mr. Cangany retired as a partner of Ernst & Young LLP (“EY”) in 2017 after nearly 40 years with the firm, including more than two decades as a partner. During his tenure at EY, Mr. Cangany specialized in auditing public companies across multiple segments of the financial services industry, including insurance companies and investment management firms. He also held senior leadership roles within EY, including location and sector leadership responsibilities.

“Pete’s deep expertise in financial services, public company financial reporting, and governance makes him exceptionally well suited to serve as Chairman,” said James Silk, Interim Chief Executive Officer. “He brings a steady, disciplined perspective that will be invaluable as we continue to execute on our strategy and work to drive long-term value for our shareholders.”

In addition to his service on Beneficient’s Board, Mr. Cangany currently serves as Chair of the Board of Trustees of Franklin College of Indiana. He brings extensive experience advising early-stage and growth-oriented businesses, as well as a strong background in strategic planning and board oversight developed over decades of client service.

“I am honored to be appointed Chairman of Beneficient’s Board,” Mr. Cangany said. “I look forward to working closely with the Board and management team to support the Company’s strategic priorities and help position Beneficient for sustainable, long-term success.”

Mr. Cangany earned a B.A. in Accounting from Franklin College and an M.B.A. from Texas A&M University. He is a Certified Public Accountant.

About Beneficient

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and valued-added services for their funds – with solutions that could help them unlock the value in their alternative assets.

Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

For more information, visit www.trustben.com or follow us on LinkedIn.

Contacts

Matt Kreps: 214-597-8200, mkreps@darrowir.com

Michael Wetherington: 214-284-1199, mwetherington@darrowir.com

Investor Relations: investors@beneficient.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our ability to create shareholder value and execute on our business strategy. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, among others, the risks, uncertainties, and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q and the risks and uncertainties contained in the Company’s Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.